EXHIBIT 99.1
News Release
Nextel Partners, Inc.
4500 Carillon Point
Kirkland, WA 98033
(425) 576-3600
Contacts:
Investors: Alice Kang Ryder (425) 576-3696
Media: Susan Johnston (425) 576-3617
Nextel Partners Reports Record Results in Third Quarter 2005
- Company-Best Net Subscriber Additions of 107,200 -
- 32% Year-Over-Year Growth in Service Revenues to $445.2 Million -
- 55% Year-Over-Year Growth in Adjusted EBITDA to $159.1 Million -
- Net Income of $434.5 Million or $1.41 per Diluted Share (Including Tax Benefit) -
- 136% Year-Over-Year Increase in Free Cash Flow to $95.3 Million -
- Raises Guidance -
KIRKLAND, Wash. — October 27, 2005 - Nextel Partners, Inc. (NASDAQ: NXTP) today reported record financial and operating results for the third quarter of 2005, including Adjusted EBITDA of $159.1 million, which represents a service revenue margin of 36% and a 55% increase over third quarter 2004 Adjusted EBITDA of $102.4 million. Free cash flow for the third quarter of 2005 was $95.3 million, representing a 136% increase over $40.3 million of free cash flow generated in the third quarter of 2004. Net income attributable to common stockholders for the period was $434.5 million, which includes a net tax benefit of $378.5 million resulting from the release of a significant portion of the company’s deferred tax valuation allowance offset by income tax expense related to the first two quarters of 2005. Basic and diluted net income per share attributable to common stockholders for the period was $1.61 and $1.41, respectively. Excluding the net tax benefit, basic and diluted net income per share attributable to common stockholders was $0.21 and $0.18, respectively. Net cash provided by operating activities was $27.2 million in the third quarter of 2005.
Service revenues during the period grew 32% over the prior year’s third quarter to $445.2 million. For the fifth consecutive quarter, Nextel Partners established a new company record in quarterly net additions by adding 107,200 subscribers during the third quarter to end the period with 1,912,300 digital subscribers, representing 27% subscriber growth since the previous year’s third quarter.
“We’re very pleased to deliver yet another quarter of record-breaking results,” said John Chapple, Partners’ Chairman, CEO and President. “For the fifth quarter in a row, Nextel Partners set a new company high for net adds while also expanding profitability by continuing to target and attract the highest quality customers in the industry. We remain focused on increasing shareholder value by leveraging our differentiated product and distribution strategy, coupled with our dedication to customer satisfaction, to help realize the significant growth opportunity in the markets we serve.”
Average monthly revenue per subscriber unit (ARPU) was among the highest in the wireless industry in the third quarter of 2005 at $69, an increase of $1 over both second quarter 2005 and the previous year’s third quarter ARPU. Inclusive of roaming revenues, ARPU was approximately $80 for the period, an increase of $2 from the previous quarter and $3 higher than in third quarter 2004. Average monthly churn matched a previous company-low of 1.3% for the second consecutive quarter and remained among the lowest in the industry. Lifetime revenue per subscriber (LRS) was approximately $5,308 in third quarter 2005, setting a new high for the company for the second quarter in a row.
Third quarter 2005 net capital expenditures, excluding capitalized interest, were $36.7 million. During the period, Partners added 117 cell sites to its network, bringing the total number of sites to 4,465 at quarter-end.

“Nextel Partners continues to deliver significant top- and bottom-line growth, demonstrating the strength of our business model and our ability to execute our strategy of focusing on customers and operations,” said Barry Rowan, Partners’ Chief Financial Officer. “We are very pleased to see the acceleration in revenue growth since last quarter coupled with continuing Adjusted EBITDA margin expansion and more than doubling of free cash flow from a year ago. This continuing success has reaffirmed our positive outlook for our performance and has compelled us to raise guidance yet again for 2005 results and increase our previously provided estimates for 2006.”
Revised Guidance
Nextel Partners’ guidance is forward-looking and is based upon management’s current beliefs as well as a number of assumptions concerning future events and, as such, should be taken in the context of the risks and uncertainties outlined in the Securities and Exchange Commission filings of Nextel Partners, Inc., as further discussed below.
Nextel Partners’ current outlook for 2005 results is as follows:
•	Net subscriber additions of approximately 415,000 — increased from 400,000

•	Churn at or below 1.5% for the remaining quarter in 2005 — unchanged

•	Industry-leading ARPU in the mid- to high-$60’s — unchanged

•	Service revenues of at least $1.70 billion — increased from $1.65 billion

•	Adjusted EBITDA of at least $575 million — increased from $550 million

•	Net capital expenditures of approximately $200 million — unchanged
Nextel Partners’ current outlook for 2006 Adjusted EBITDA is as follows:
•	Adjusted EBITDA of at least $760 million — increased from at least $742 million implied Adjusted EBITDA
Non-GAAP Financial Measures
The information presented in this press release and in the attached financial tables includes financial information prepared in accordance with generally accepted accounting principles in the U.S., or GAAP, as well as other financial measures that may be considered non-GAAP financial measures, including Adjusted EBITDA, free cash flow, service revenue margin, ARPU, LRS, net capital expenditures and CPGA. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. As described more fully in the notes to the attached financial tables, management believes these non-GAAP measures provide meaningful additional information about our performance and our ability to service our long-term debt and other fixed obligations and to fund our continued growth. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial tables. In addition, to view these and other reconciliations and information about how to access the conference call discussing Nextel Partners’ third quarter, visit the ‘Investor Relations’ tab at www.nextelpartners.com.
Third Quarter 2005 Results Conference Call — Thursday, October 27, 2005
Nextel Partners will be hosting its third quarter 2005 conference call on Thursday, October 27, 2005 at 11:00 AM EDT. The call-in number is 1-888-540-9242 or 1-517-645-6034. The passcode is PARTNER. Instant replay of the call will be available until Friday, November 18, 2005 by calling 1-800-337-5620 or 1-203-369-3253. The conference call will also be available via a live webcast. To listen to the live call, please go to http://www.nextelpartners.com at least fifteen minutes early to register, download, and install any necessary software. For those who cannot listen to the live broadcast, it will be archived on the website following the call.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments, including without limitation, matters related to Nextel Partners’ growth strategies and future financial and operating results. The words “believe,” “expect,” “intend,” “estimate,” “assume” and “anticipate,” variations of such words and similar expressions identify forward-looking

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statements, but their absence does not mean that a statement is not forward-looking. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from Nextel Partners’ actual future experience involving any one or more of such matters and subject areas. Nextel Partners has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from Nextel Partners’ current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, competitive conditions, customer acceptance of our services, access to sufficient capital to meet operating and financing needs and those additional factors that are described from time to time in Nextel Partners’ reports filed with the SEC, including Nextel Partners’ annual report on Form 10-K for the year ended December 31, 2004, its quarterly filings on Form 10-Q, and its recently filed proxy statement. Such risks and uncertainties include risks relating to the Nextel Communications—Sprint merger. With the closing of that merger, Nextel Communications may alter its business focus and may have conflicts of interest with Nextel Partners that would not exist in the absence of the merger. Nextel Partners cannot predict the effect on the company of changes resulting from the merger or the timing of any potential impact, which may be materially adverse. Because of the substantial uncertainty around these developments and the fact that they are outside the control of Nextel Partners, except as expressly indicated, none of the forward-looking statements herein gives effect to any potential impact of these events. Sprint Nextel and Nextel Communications have already disclosed plans that Nextel Partners believes are in violation of the joint venture agreements between Nextel Partners and Nextel Communications. Nextel Partners has commenced legal proceedings against Nextel Communications in connection with these plans. While an arbitration panel in these proceedings denied Nextel Partners’ request for a preliminary injunction to prevent Nextel Communications’ use of the new Sprint-Nextel brand, the panel found that Nextel Partners was likely to prevail on the claim that the use of the new Sprint-Nextel brand by Nextel Communications’ operating subsidiaries, without making the new brand available to Nextel Partners, violates the non-discrimination provisions of the joint venture agreement. We cannot predict the timing or the outcome of any future proceedings. Forward-looking statements contained herein assume that Nextel Communications, and the combined Sprint-Nextel Communications, fully comply with their obligations to Nextel Partners under these agreements in the future. This press release speaks only as of its date, and Nextel Partners disclaims any duty to update the information herein.
Nextel Partners, Inc. (NASDAQ:NXTP), a FORTUNE 1000 company based in Kirkland, Wash., has exclusive rights to offer the same fully integrated, digital wireless communications services offered by Nextel Communications in mid-sized and rural markets in 31 states where approximately 54 million people reside. Nextel Partners and Nextel Communications together offer the largest guaranteed all-digital wireless network in the country serving 297 of the top 300 U.S. markets. To learn more about Nextel Partners, visit www.nextelpartners.com.
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NEXTEL PARTNERS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except for per share amounts)
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2005	2004 (1)	2005	2004 (1)
		(as restated)		(as restated)
REVENUES:
Service revenues (2)	$445,235	$337,152	$1,234,513	$936,646
Equipment revenues (2)	27,904	22,676	77,532	65,954

Total revenues	473,139	359,828	1,312,045	1,002,600
OPERATING EXPENSES:
Cost of service revenues	115,600	93,718	318,097	266,253
Cost of equipment revenues (2)	47,093	36,534	138,007	114,358
Selling, general and administrative	151,380	127,160	434,767	358,390

ADJUSTED EBITDA (3)	159,066	102,416	421,174	263,599
Stock based compensation	319	(22)	567	532
Depreciation and amortization	43,779	37,311	125,965	110,510

INCOME FROM OPERATIONS	114,968	65,127	294,642	152,557
Interest expense, net	(23,404)	(23,460)	(73,630)	(81,708)
Interest income	2,009	823	5,662	1,802
Loss on early retirement of debt	—	—	(824)	(54,971)

INCOME BEFORE INCOME TAX PROVISION	93,573	42,490	225,850	17,680
Income tax (provision) benefit (4)	340,943	(8,081)	337,083	(246)

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$434,516	$34,409	$562,933	$17,434

Net Income per share attributable to common stockholders:
Basic	$1.61	$0.13	$2.10	$0.07

Diluted	$1.41	$0.12	$1.83	$0.06

Weighted average number of shares outstanding:
Basic	269,903	263,945	268,569	263,135

Diluted	308,649	304,833	309,439	269,974

NEXTEL PARTNERS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2005	2004
Cash and cash equivalents	$195,675	$147,484
Short-term investments	29,402	117,095
Accounts and notes receivable, net of allowance $29,516 and $15,874, respectively	250,957	190,954
Subscriber equipment inventory	103,916	49,595
Deferred current income taxes	37,539	—
Other current assets	35,370	31,388

Total current assets	652,859	536,516

Property, plant and equipment, net	1,078,016	1,042,718
FCC licenses, net of accumulated amortization of $8,744	376,203	375,470
Deferred non-current income taxes	250,600	—
Other long-term assets	19,570	20,995

Total assets	$2,377,248	$1,975,699

Current liabilities	$199,950	$205,659
Current portion of long-term debt	140,094	—
Long-term debt	1,339,226	1,632,518
Other long-term liabilities	37,196	86,207

Total liabilities	1,716,466	1,924,384

Total stockholders’ equity	660,782	51,315

Total liabilities and stockholders’ equity	$2,377,248	$1,975,699

NEXTEL PARTNERS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2005	2004 (1)	2005	2004 (1)
		(as restated)		(as restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$434,516	$34,409	$562,933	$17,434
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	43,779	37,311	125,965	110,510
Loss on early retirement of debt	—	—	824	54,971
Other non-cash items in net income	(343,631)	8,475	(339,974)	1,534
Change in current assets and liabilities	(107,459)	(29,323)	(98,681)	(52,731)

Net cash from operating activities	$27,205	$50,872	$251,067	$131,718

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(54,169)	(39,054)	(192,492)	(103,372)
FCC licenses	(548)	(1,150)	(618)	(3,650)
Proceeds from sale and maturities of short-term investments, net	18,555	(31,130)	88,554	30,849
Other	(1,662)	—	(1,662)	—

Net cash from investing activities	$(37,824)	$(71,334)	$(106,218)	$(76,173)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net cash from financing activities	$18,675	$4,227	$(96,658)	$(56,220)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$8,056	$(16,235)	$48,191	$(675)

CASH AND CASH EQUIVALENTS, beginning of period	$187,619	$138,180	$147,484	$122,620

CASH AND CASH EQUIVALENTS, end of period	$195,675	$121,945	$195,675	$121,945

NEXTEL PARTNERS, INC. AND SUBSIDIARIES
Other Data
(unaudited)

Digital units in service as of:

September 30, 2005	1,912,300

June 30, 2005	1,805,100

March 31, 2005	1,701,800

December 31, 2004	1,602,400

September 30, 2004	1,507,500

	For the Three	For the Nine
	Months Ended	Months Ended
	September 30, 2005	September 30, 2005
	(in thousands)	(in thousands)

Net capital expenditures (excludes capitalized interest) (5)	$36,672	$155,539

	For the Three
	Months Ended
	September 30, 2005

CPGA — Cost per Gross Add (6)	$448

NEXTEL PARTNERS, INC. AND SUBSIDIARIES
Supplemental Schedule
(Dollars in thousands unless noted, except ARPU, Lifetime Revenue per Subscriber and CPGA)
(unaudited)
(1) Restatement of Consolidated Financial Statements and Reclassifications
 During the course of preparing our consolidated financial statements for 2004, we determined that based on clarification from the Securities and Exchange Commission we did not comply with the requirements of SFAS No. 13, “Accounting for Leases”, and FASB Technical Bulletin No. 85-3, “Accounting for Operating Leases with Scheduled Rent Increases.” Accordingly, we modified our accounting to recognize rent expense, on a straight-line basis, over the initial lease term and renewal periods that are reasonably assured. As the modifications related solely to accounting treatment, they did not affect our historical or future cash flow or the timing of payments under our relevant leases. As such, we restated our interim consolidated balance sheet as of September 30, 2004 and the interim consolidated statements of operations for the three and nine months ended September 30, 2004. The restatement did not have any impact on our previously reported net cash flows from operating, investing and financing activities, cash position and revenues. Please refer to our Annual Report on Form 10-K for the year ended December 31, 2004 for additional information on the restatement. In addition, certain amounts in prior years’ financial statements have been reclassified to conform to the current year presentation.
(2) Impact of SEC Staff Accounting Bulletin (SAB) No. 101- Revenue Recognition and Emerging Issues Task Force (EITF) No. 00-21-Revenue Arrangements with Multiple Deliverables (EITF No. 00-21)
 We adopted EITF No. 00-21, “Revenue Arrangements with Multiple Deliverables” beginning July 1, 2003 using the “prospective” method of adoption. Under EITF No. 00-21, we are no longer required to consider whether a customer is able to realize utility from the phone in the absence of the undelivered service. Given that we meet the criteria stipulated in EITF No. 00-21, we account for the sale of a phone as a unit of accounting separate from the subsequent service to the customer. Accordingly, we began recognizing revenue from phone equipment sales and the related cost of phone equipment revenues when title to the phone equipment passes to the customer beginning July 1, 2003. In accordance with EITF No. 00-21, we also report activation fees as part of equipment revenues effective July 1, 2003. Previously, in accordance with SAB No. 101, “Revenue Recognition in Financial Statements,” activation fees and handset revenues were deferred and recognized over three years, the estimated customer relationship period. Concurrently, related costs for the handsets were deferred, but only to the extent of deferred revenues, resulting in no change to income (loss) from operations. Since we adopted EITF No. 00-21 prospectively, all previously deferred activation fees, handset revenues and related costs for the handsets will continue to be amortized over their remaining customer relationship period. The following is a summary of the revenues and cost of equipment revenues (handset costs) as reported and without the effect of SAB No. 101 and EITF No. 00-21. (In December of 2003, the SEC staff issued SAB No. 104, “Revenue Recognition,” which updated SAB No. 101 to reflect the impact of the issuance of EITF No. 00-21.)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2005	2004 (1)	2005	2004 (1)
		(as restated)		(as restated)

Service revenues (as reported on Consolidated Statements of Operations)	$445,235	$337,152	$1,234,513	$936,646
Activation fees amortization (SAB No. 101)	(444)	(913)	(1,709)	(2,937)
Activation fees to equipment revenues (EITF No. 00-21)	6,220	3,054	14,548	8,190

Total service revenues without SAB No. 101 and EITF No. 00-21 effect	$451,011	$339,293	$1,247,352	$941,899

Equipment revenues (as reported on Consolidated Statements of Operations)	$27,904	$22,676	$77,532	$65,954
Equipment revenues amortization (SAB No. 101)	(2,567)	(4,878)	(9,526)	(15,858)
Activation fees from service revenues (EITF No. 00-21)	(6,220)	(3,054)	(14,548)	(8,190)

Total equipment revenues without SAB No. 101 and EITF No. 00-21 effect	$19,117	$14,744	$53,458	$41,906

Cost of equipment revenues (as reported on Consolidated Statements of Operations)	$47,093	$36,534	$138,007	$114,358
Equipment revenues amortization (EITF No. 00-21)	(3,011)	(5,791)	(11,235)	(18,795)

Total cost of equipment revenues without SAB No. 101 and EITF No. 00-21 effect	$44,082	$30,743	$126,772	$95,563

Income from operations as reported	$114,968	$65,127	$294,642	$152,557

Income from operations without SAB No. 101 and EITF No. 00-21 effect	$114,968	$65,127	$294,642	$152,557

(3) Adjusted EBITDA
 The term “EBITDA” refers to a financial measure that is defined as earnings before interest, taxes, depreciation and amortization; we use the term “Adjusted EBITDA” to reflect that our financial measure also excludes cumulative effect of change in accounting principle, loss from disposal of assets, loss from early extinguishment of debt and stock-based compensation. Adjusted EBITDA is commonly used to analyze companies on the basis of leverage and liquidity. However, Adjusted EBITDA is not a measure determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA should not be construed as a substitute for operating income or as a better measure of liquidity than cash flow from operating activities, which are determined in accordance with GAAP. We have presented Adjusted EBITDA to provide additional information with respect to our ability to meet future debt service, capital expenditure and working capital requirements. The following schedule reconciles Adjusted EBITDA to net cash from operating activities reported on our Consolidated Statements of Cash Flows, which we believe is the most directly comparable GAAP measure:

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2005	2004 (1)	2005	2004 (1)
		(as restated)		(as restated)
Net cash from operating activities (as reported on Consolidated Statements of Cash Flows)	$27,205	$50,872	$251,067	$131,718
Adjustments to reconcile to Adjusted EBITDA:
Cash paid interest expense, net of capitalized amount	26,003	24,711	76,488	94,762
Interest income	(2,009)	(823)	(5,662)	(1,802)
Change in working capital	107,867	27,656	99,281	38,921

Adjusted EBITDA	$159,066	$102,416	$421,174	$263,599

	Guidance	Guidance
	For the Year Ending	For the Year Ending
	December 31, 2005	December 31, 2006
	(in millions)	(in millions)
Net cash from operating activities (as reported on Consolidated Statements of Cash Flows)	$452.0 or higher/lower	$645.0 or higher/lower
Adjustments to reconcile to Adjusted EBITDA:
Cash paid interest expense, net of capitalized amount	100.0 or higher/lower	85.0 or higher/lower
Interest income	(5.0) or higher/lower	(3.0) or higher/lower
Change in working capital	28.0 or higher/lower	33.0 or higher/lower

Adjusted EBITDA	$575.0 or higher	$760.0 or higher

(4) Income Tax (Provision) Benefit
 Historically, we recorded a valuation allowance on our deferred tax assets, the majority of which are net operating loss tax carry-forwards generated before we achieved profitability. During the third quarter, we concluded that we will likely be able to realize a significant portion of these deferred tax assets in the future. Consequently, as shown below, we recognized a net tax benefit resulting from the release of a significant portion of the net deferred tax valuation allowance, which was offset by income tax expense for the first two quarters of 2005. The following summary shows the components of the Income tax (provision) benefit as reported on our Consolidated Statements of Operations:

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

Benefit from release of the deferred tax valuation allowance	$431,574	$—	$431,574	$—
Additional income tax expense (catch-up) for Q1 and Q2 2005	(53,081)	—	(53,081)	—

Net tax benefit	$378,493	$—	$378,493	$—
Q3 tax provision for operations	(37,550)	(8,081)	(37,550)	(8,081)
Q1 and Q2 tax (provision) benefit	—	—	(3,860)	7,835

Income tax (provision) benefit	$340,943	$(8,081)	$337,083	$(246)

(5) Net Capital Expenditures
Net capital expenditures exclude capitalized interest and are offset by net proceeds from the sale and lease-back transactions of telecommunication towers and related assets to third parties accounted for as operating leases. Net capital expenditures as defined are not a measure determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies. Net capital expenditures should not be construed as a substitute for capital expenditures reported on our Consolidated Statements of Cash Flows, which is determined in accordance with GAAP. We report net capital expenditures in this manner because we believe it reflects the net cash used by us for capital expenditures and to satisfy the reporting requirements for our debt covenants. The following schedule reconciles net capital expenditures to capital expenditures reported on our Consolidated Statements of Cash Flows, which we believe is the most directly comparable GAAP measure:

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

Capital expenditures (as reported on Consolidated Statements of Cash Flows)	$54,169	$39,054	$192,492	$103,372
Less: cash paid portion of capitalized interest	(444)	(318)	(1,300)	(824)
Less: cash proceeds from sale and lease-back transactions accounted for as operating leases	(8,610)	(432)	(13,036)	(1,211)
Change in capital expenditures accrued or unpaid	(8,443)	86	(22,617)	(3,926)

Net capital expenditures	$36,672	$38,390	$155,539	$97,411

Guidance for the Year Ending
December 31, 2005
(in millions)
Capital expenditures (as reported on Consolidated Statements of Cash Flows)	$208.2 or higher/lower
Less: cash paid portion of capitalized interest	(1.2) or higher/lower
Less: cash proceeds from sale and lease-back transactions accounted for as operating leases	(12.0) or higher/lower
Change in capital expenditures accrued or unpaid	5.0 or higher/lower

Net capital expenditures	$200.0 or lower

(6) CPGA – Cost per Gross Add
CPGA is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs by our new subscribers during the period, or gross adds. CPGA, itself, is not a measurement determined under GAAP in the United States of America and may be not similar to CPGA measures of other companies; however, CPGA uses GAAP measures as the basis for calculation. We believe CPGA is a measure of the relative cost of customer acquisition. The following schedule reflects the CPGA calculation and provides a reconciliation of the cost measures used for the CPGA calculation to equipment revenues and selling, general and administrative costs, in each case as reported on our Consolidated Statements of Operations, which we believe are the most directly comparable GAAP measures to the cost measures used for the CPGA calculation:

For the Three
Months Ended
September 30,
2005
Equipment Revenues (as reported on Consolidated Statements of Operations)	$(27,904)
Less: Cost of equipment revenues (as reported on Consolidated Statements of Operations)	47,093
Adjust for impact of SAB No. 101	(444)
Adjust for impact of EITF No. 00-21	6,220

Handset and accessory subsidy costs	$24,965

Selling, general and administrative costs (as reported on Consolidated Statements of Operations)	$151,380
Less: General and administrative costs	(94,937)

Selling and marketing costs	$56,443

Handset and accessory subsidy costs from above	$24,965
Plus: Selling and marketing from above	56,443

Costs used for CPGA calculation	$81,408

Gross Adds (new subscribers during period)	181,626

Cost per Gross Add	$448

Other Non-GAAP Reconciliations:
Free Cash Flow (FCF)
We define free cash flow as net cash from operating activities less net capital expenditures, payments for FCC licenses, cash paid portion of capitalized interest, and change in current assets and liabilities from the statement of cash flows. Free cash flow is not a measurement determined under GAAP in the United States of America and may not be similar to free cash flow measures of other companies. We believe that free cash flow provides useful information to investors, analysts and our management about the amount of cash our business is generating, after interest payments and reinvestments in the business, which may be used to fund scheduled debt maturities and other financing activities, including refinancings and early retirement of debt. Free cash flow is most directly comparable to the GAAP measure of net cash from operating activities reported on our Consolidated Statements of Cash Flows. The following schedule reconciles free cash flow to net cash from operating activities:

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2005	2004 (1)	2005	2004 (1)

		(as restated)		(as restated)
Net cash from operating activities (as reported on Consolidated Statements of Cash Flows)	$27,205	$50,872	$251,067	$131,718
Aggregate adjustments to reconcile net income to net cash from operating activities (as reported on Consolidated Statements of Cash Flows)	407,311	(16,463)	311,866	(114,284)

Net income (as reported on Consolidated Statements of Operations)	$434,516	$34,409	$562,933	$17,434
Add: depreciation and amortization	43,779	37,311	125,965	110,510
Add: non-cash items in net income	(343,631)	8,475	(339,150)	56,505
Less: net capital expenditures (See Note 4 above)	(36,672)	(38,390)	(155,539)	(97,411)
Less: cash paid portion of capitalized interest (See Note 4 above)	(444)	(318)	(1,300)	(824)
Less: other investing	(1,662)	—	(1,662)	—
Less: FCC licenses	(548)	(1,150)	(618)	(3,650)

Free cash flow	$95,338	$40,337	$190,629	$82,564

Service Revenue Margin
The measure “service revenue margin” is a non-GAAP measure that is determined by dividing “Adjusted EBITDA” by service revenue (as reported on our Consolidated Statements of Operations). Service revenue margin, as defined, is not a measure determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies. We believe that service revenue margin is a useful indicator of our ability to fund future spending requirements, such as capital expenditures and other investments, and our ability to incur and service debt. The following schedule reflects the service revenue margin calculation and incorporates the Adjusted EBITDA reconciliation set forth above:

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

Adjusted EBITDA (see Note 3 above)	$159,066	$102,416	$421,174	$263,599
Divided by: service revenues (as reported on Consolidated Statements of Operations)	445,235	337,152	1,234,513	936,646

Service revenue margin	36%	30%	34%	28%

ARPU – Average Revenue per Unit
ARPU is an industry term that measures total service revenues per month from our subscribers divided by the average number of subscribers in commercial service during the period. ARPU, itself, is not a measurement determined under GAAP in the United States of America and may not be similar to ARPU measures of other companies; however, ARPU uses GAAP measures as the basis for calculation. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offering and our performance in attracting high value customers. The following schedule reflects the ARPU calculation and provides a reconciliation of service revenues used for the ARPU calculation to service revenues reported on our Consolidated Statements of Operations, which we believe is the most directly comparable GAAP measure to the service revenues measure used for the ARPU calculation:
ARPU (without roaming revenues)

	For the Three Months Ended			For the Nine Months Ended
	June 30,	September 30,		September 30,
	2005	2005	2004	2005	2004

Service revenues (as reported on Consolidated Statements of Operations)	$410,420	$445,235	$337,152	$1,234,513	$936,646
Activation fees deferred (recognized) for SAB No. 101	(562)	(444)	(913)	(1,709)	(2,937)
Add: activation fees reclassified for EITF No. 00-21	3,695	6,220	3,054	14,548	8,190
Less: roaming revenues and other non-service revenues	(57,746)	(64,667)	(43,327)	(170,889)	(114,993)

Service revenues for ARPU	$355,807	$386,344	$295,966	$1,076,463	$826,906

Average units (subscribers)	1,740	1,862	1,458	1,757	1,364

ARPU	$68	$69	$68	$68	$67

Guidance
For the Year Ending
December 31, 2005
(in millions)
Service revenues (as reported on Consolidated Statements of Operations)	$1,700.0 or higher
Less: roaming revenues and other non-service revenues	(235.0) or higher

Service revenues for ARPU	$1,465.0 or higher

Average units (subscribers)	1.820 or higher

ARPU	$65 or higher

ARPU (including roaming revenues)

	For the Three Months Ended			For the Nine Months Ended
	June 30,	September 30,		September 30,
	2005	2005	2004	2005	2004

Service revenues (as reported on Consolidated Statements of Operations)	$410,420	$445,235	$337,152	$1,234,513	$936,646
Activation fees deferred (recognized) for SAB No. 101	(562)	(444)	(913)	(1,709)	(2,937)
Add: activation fees reclassified for EITF No. 00-21	3,695	6,220	3,054	14,548	8,190
Less: other non-service revenues	(6,987)	(6,858)	(588)	(17,497)	(1,678)

Service plus roaming revenues for ARPU	$406,566	$444,153	$338,705	$1,229,855	$940,221

Average units (subscribers)	1,740	1,862	1,458	1,757	1,364

ARPU, including roaming revenues	$78	$80	$77	$78	$77

LRS – Lifetime revenue per subscriber
LRS is an industry term calculated by dividing ARPU (see above) by the subscriber churn rate. The subscriber churn rate is an indicator of subscriber retention and represents the monthly percentage of the subscriber base that disconnects from service. Subscriber churn is calculated by dividing the number of handsets disconnected from commercial service during the period by the average number of handsets in commercial service during the period. LRS, itself, is not a measurement determined under GAAP in the United States of America and may not be similar to LRS measures of other companies; however, LRS uses GAAP measures as the basis for calculation. We believe that LRS is an indicator of the expected lifetime revenue of our average subscriber, assuming that churn and ARPU remain constant as indicated. We also believe that this measure, like ARPU, provides useful information concerning the appeal of our rate plans and service offering and our performance in attracting and retaining high value customers. The following schedule reflects the LRS calculation:

	For the Three Months Ended
	September 30,
	2005	2004

ARPU (without roaming revenues)	$69	$68
Divided by: Churn	1.3%	1.4%

Lifetime revenue per subscriber (LRS)	$5,308	$4,857

Net Income Attributable to Common Stockholders Excluding the Net Tax Benefit with Per Share Calculations
Net income attributable to common stockholders excluding the net tax benefit is calculated using net income attributable to common stockholders (as reported on Consolidated Statements of Operations) and deducting the tax adjustments related to the net tax benefit (see Note 4 above). We show this non-GAAP financial measure to allow us to compare our net income attributable to common stockholders without the tax adjustments. We also use this non-GAAP financial measure to calculate the net income per share attributable to common stockholders excluding the net tax benefit. Net income attributable to common stockholders excluding the net tax benefit and net income per share attributable to common stockholders excluding the net tax benefit are not measures determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies and should not be construed as substitutes for net income attributable to common stockholders and net income per share attributable to common stockholders, which are determined in accordance with GAAP. The following schedule reconciles net income attributable to common stockholders excluding the net tax benefit and net income per share attributable to common stockholders excluding the net tax benefit to net income attributable to common stockholders and net income per share attributable to common stockholders, respectively, as reported on our Consolidated Statements of Operations, which we believe are the most directly comparable GAAP measures:

For the Three
Months Ended
September 30,
2005
Net Income Attributable to Common Stockholders (as reported on Consolidated Statements of Operations)	$434,516
Deduct: Tax adjustments related to the net tax benefit (see Note 4 above)	(378,493)

Net Income Attributable to Common Stockholders excluding the net tax benefit (see Note 4 above)	$56,023

Basic:
Net Income per share Attributable to Common Stockholders (as reported on Consolidated Statements of Operations)	$1.61
Deduct: Tax adjustments related to the net tax benefit (see Note 4 above)	$(1.40)

Net Income Attributable to Common Stockholders excluding the net tax benefit (see Note 4 above)	$0.21

Diluted:
Net Income per share Attributable to Common Stockholders (as reported on Consolidated Statements of Operations)	$1.41
Deduct: Tax adjustments related to the net tax benefit (see Note 4 above)	$(1.23)

Net Income Attributable to Common Stockholders excluding the net tax benefit (see Note 4 above)	$0.18

Weighted Average Number of Shares Outstanding
Basic	269,903

Diluted	308,649